Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Achieves Key Strategic Milestones; Reaffirms 2021 Guidance and 7% to 9% Average Annual Growth Target Through 2025

Strategic Accomplishments
•Signed 1,088 MW of new PPAs for renewables and energy storage, including a 10-year supply agreement with Google for 500 MW of 24/7 carbon-free energy in Virginia
•Secured a 20-year agreement for 34 TBTU of excess LNG throughput capacity in Central America
•Fluence maintained its global lead in the energy storage market and signed an agreement with Northvolt to co-develop next-generation battery technology

Q1 2021 Financial Highlights
•Diluted EPS of ($0.22), compared to $0.22 in Q1 2020, primarily reflecting higher impairments of $0.45
•Adjusted EPS1 of $0.28, compared to $0.29 in Q1 2020

Financial Position and Outlook
•Reaffirming 2021 Adjusted EPS1 guidance range of $1.50 to $1.58
•Reaffirming 7% to 9% average annual growth target through 2025

ARLINGTON, Va., May 6, 2021 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2021.

"We continue to see an incredible opportunity for growth, spurred by the transformation of the electricity sector and we have taken decisive action to position ourselves as a leader in this transition. This week, we announced a 10-year agreement with Google to provide 24/7 carbon-free energy, designed to match the load of their data centers in Virginia. This unique product sets a new standard in renewable procurement for commercial and industrial customers, who signed 23 GW of contracts for renewables in 2020," said Andrés Gluski, AES President and Chief Executive Officer. "We are also well on our way to achieving our annual goal of signing 4 GW of new renewables under long-term contracts, with 1,088 MW already secured year-to-date. Additionally, we secured a 20-year tolling agreement for more than 40% of our excess LNG terminal capacity in Central America."

"With our first quarter results we are well on our way toward achieving our full year 2021 guidance. Accordingly, we are also reaffirming our 7% to 9% average annual growth target through 2025," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "We successfully raised $1 billion in equity units, which will fund our attractive growth opportunities, while maintaining strong credit metrics."

Key Q1 2021 Financial Results

First quarter 2021 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.22), a decrease of $0.44 compared to first quarter 2020, primarily reflecting $0.45 of increased impairment expense. This impact is largely associated with AES Puerto Rico, which now has a shorter than previously expected useful life, primarily as a result of new and proposed regulations and the Company's decarbonization strategy.

First quarter 2021 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.28, a decrease of $0.01 compared to first quarter 2020, primarily reflecting a higher effective tax rate.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to deliver superior results.

Through its presence in key growth markets, AES is well positioned to benefit from the global transition toward a more sustainable power generation mix.
•In year-to-date 2021, the Company signed 1,088 MW of renewables and energy storage acquired or signed under long-term Power Purchase Agreements (PPA):
◦459 MW of solar, 359 MW of wind, 35 MW of energy storage, and 24 MW of hydro in the United States; and
◦211 MW of wind in Brazil.
•The Company's backlog of 6,926 MW of renewables now includes:
◦2,570 MW under construction and expected to come on-line through 2024; and
◦4,356 MW signed under long-term PPAs, including a 10-year agreement to supply Google's data centers in Virginia with 500 MW of 24/7 carbon-free energy.
•The Company secured a 20-year agreement for 34 TBTU of excess throughput LNG capacity in Central America, and expects to contract the remaining 45 TBTU in the near future.

The Company is developing and deploying innovative solutions such as battery-based energy storage, digital customer interfaces and energy management.
•Fluence, the Company's joint venture with Siemens, is the global leader in the fast-growing energy storage market, which is expected to increase by 40% annually.
◦In April, Fluence agreed to partner with Northvolt, the leading European battery developer and manufacturer, to develop sustainable, next-generation battery systems for grid-scale energy storage, to lower total cost of ownership and improve functionality.

Guidance and Expectations1

The Company is reaffirming its 2021 Adjusted EPS1 guidance of $1.50 to $1.58 and its 7% to 9% average annual growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2021. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Thursday, May 6, 2021 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 1761206. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Upcoming events.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2020 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 24, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in millions, except per share amounts)
Revenue:
Regulated	$707	$712
Non-Regulated	1,928	1,626
Total revenue	2,635	2,338
Cost of Sales:
Regulated	(582)	(592)
Non-Regulated	(1,389)	(1,239)
Total cost of sales	(1,971)	(1,831)
Operating margin	664	507
General and administrative expenses	(46)	(38)
Interest expense	(190)	(233)
Interest income	68	70
Loss on extinguishment of debt	(1)	(1)
Other expense	(16)	(4)
Other income	43	45
Loss on disposal and sale of business interests	(5)	—
Asset impairment expense	(473)	(6)
Foreign currency transaction gains (losses)	(35)	24
Other non-operating expense	—	(44)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	9	320
Income tax expense	(8)	(89)
Net equity in losses of affiliates	(30)	(2)
NET INCOME (LOSS)	(29)	229
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(119)	(85)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(148)	$144
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.22)	$0.22
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.22)	$0.22
DILUTED SHARES OUTSTANDING	666	668

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
REVENUE
US and Utilities SBU	$949	$971
South America SBU	884	712
MCAC SBU	535	432
Eurasia SBU	270	225
Corporate and Other	24	28
Eliminations	(27)	(30)
Total Revenue	$2,635	$2,338

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	December 31, 2020
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,886	$1,089
Restricted cash	325	297
Short-term investments	187	335
Accounts receivable, net of allowance for doubtful accounts of $11 and $13, respectively	1,342	1,300
Inventory	446	461
Prepaid expenses	105	102
Other current assets, net of allowance of $0	728	726
Current held-for-sale assets	1,218	1,104
Total current assets	6,237	5,414
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	404	417
Electric generation, distribution assets and other	25,660	26,707
Accumulated depreciation	(8,342)	(8,472)
Construction in progress	4,776	4,174
Property, plant and equipment, net	22,498	22,826
Other Assets:
Investments in and advances to affiliates	785	835
Debt service reserves and other deposits	395	441
Goodwill	1,146	1,061
Other intangible assets, net of accumulated amortization of $343 and $330, respectively	797	827
Deferred income taxes	235	288
Other noncurrent assets, net of allowance of $20 and $21, respectively	1,878	1,660
Noncurrent held-for-sale assets	1,232	1,251
Total other assets	6,468	6,363
TOTAL ASSETS	$35,203	$34,603
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$832	$1,156
Accrued interest	227	191
Accrued non-income taxes	286	257
Deferred income	299	438
Accrued and other liabilities	1,173	1,223
Non-recourse debt, including $346 and $336, respectively, related to variable interest entities	1,505	1,430
Current held-for-sale liabilities	699	667
Total current liabilities	5,021	5,362
NONCURRENT LIABILITIES
Recourse debt	3,365	3,446
Non-recourse debt, including $3,945 and $3,918, respectively, related to variable interest entities	15,014	15,005
Deferred income taxes	1,136	1,100
Other noncurrent liabilities	3,110	3,241
Noncurrent held-for-sale liabilities	856	857
Total noncurrent liabilities	23,481	23,649
Commitments and Contingencies
Redeemable stock of subsidiaries	1,033	872
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at March 31, 2021)	1,043	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,616,804 issued and 666,257,334 outstanding at March 31, 2021 and 818,398,654 issued and 665,370,128 outstanding at December 31, 2020)	8	8
Additional paid-in capital	7,241	7,561
Accumulated deficit	(828)	(680)
Accumulated other comprehensive loss	(2,237)	(2,397)
Treasury stock, at cost (152,359,470 and 153,028,526 shares at March 31, 2021 and December 31, 2020, respectively)	(1,850)	(1,858)
Total AES Corporation stockholders’ equity	3,377	2,634
NONCONTROLLING INTERESTS	2,291	2,086
Total equity	5,668	4,720
TOTAL LIABILITIES AND EQUITY	$35,203	$34,603

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(29)	$229
Adjustments to net income (loss):
Depreciation and amortization	275	268
Loss on disposal and sale of business interests	5	—
Impairment expense	473	50
Deferred income taxes	21	2
Loss on extinguishment of debt	1	1
Gain on sale and disposal of assets	(20)	(42)
Loss of affiliates, net of dividends	36	8
Other	77	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(79)	(40)
(Increase) decrease in inventory	14	23
(Increase) decrease in prepaid expenses and other current assets	22	(23)
(Increase) decrease in other assets	31	(79)
Increase (decrease) in accounts payable and other current liabilities	(337)	(99)
Increase (decrease) in income tax payables, net and other tax payables	(92)	36
Increase (decrease) in deferred income	(142)	29
Increase (decrease) in other liabilities	(3)	10
Net cash provided by operating activities	253	373
INVESTING ACTIVITIES:
Capital expenditures	(432)	(576)
Acquisitions of business interests, net of cash and restricted cash acquired	—	(10)
Proceeds from the sale of assets	—	15
Sale of short-term investments	257	254
Purchase of short-term investments	(130)	(277)
Contributions and loans to equity affiliates	(64)	(115)
Other investing	(18)	(26)
Net cash used in investing activities	(387)	(735)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	792	1,194
Repayments under the revolving credit facilities	(793)	(315)
Issuance of recourse debt	7	—
Repayments of recourse debt	(7)	(18)
Issuance of non-recourse debt	307	406
Repayments of non-recourse debt	(320)	(92)
Payments for financing fees	(5)	(5)
Distributions to noncontrolling interests	(17)	(22)
Acquisitions of noncontrolling interests	(13)	—
Contributions from noncontrolling interests	94	—
Issuance of preferred stock	1,017	—
Dividends paid on AES common stock	(100)	(95)
Payments for financed capital expenditures	(1)	(10)
Other financing	32	(13)
Net cash provided by financing activities	993	1,030
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(22)	(32)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	(58)	2
Total increase in cash, cash equivalents and restricted cash	779	638
Cash, cash equivalents and restricted cash, beginning	1,827	1,572
Cash, cash equivalents and restricted cash, ending	$2,606	$2,210
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$167	$163
Cash payments for income taxes, net of refunds	50	52
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration transferred for the Clean Energy transaction	119	—
Dividends declared but not yet paid	101	95

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(148)	$(0.22)		$144	$0.22
Add: Income tax expense (benefit) from continuing operations attributable to AES	(36)			55
Pre-tax contribution	$(184)			$199
Adjustments
Unrealized derivative and equity securities losses (gains)	$69	$0.10	(2)	$(16)	$(0.02)
Unrealized foreign currency losses	6	0.01		9	0.01
Disposition/acquisition losses (gains)	(15)	(0.02)	(3)	1	—
Impairment losses	475	0.71	(4)	53	0.08	(5)
Loss on extinguishment of debt	6	0.01		4	—
Net gains from early contract terminations at Angamos	(110)	(0.16)	(6)	—	—
Less: Net income tax benefit		(0.15)	(7)		—
Adjusted PTC and Adjusted EPS	$247	$0.28		$250	$0.29
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2) Amount primarily relates to unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $38 million, or $0.06 per share, and net unrealized derivative losses on power and commodities swaps at Southland of $33 million, or $0.05 per share.
(3) Amount primarily relates to gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $36 million, or $0.05 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Distributed Energy of $13 million, or $0.02 per share.
(4) Amount primarily relates to asset impairment at Puerto Rico of $475 million, or $0.71 per share.
(5) Amount primarily relates to other-than-temporary impairment of OPGC of $43 million, or $0.06 per share.
(6) Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(7) Amount primarily relates to income tax benefits associated with the impairment at Puerto Rico of $119 million, or $0.18 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $28 million, or $0.04 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,203	$1,145	$1,206	$1,312
Returns of capital distributions to Parent & QHCs	45	45	182	380
Total subsidiary distributions & returns of capital to Parent	$1,248	$1,190	$1,388	$1,692
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$247	$335	$220	$401
Returns of capital distributions to Parent & QHCs	—	(118)	—	163
Total subsidiary distributions & returns of capital to Parent	$247	$217	$220	$564

(in millions)	Balance at
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$565	$71	$26	$91
Availability under credit facilities	916	853	274	518
Ending liquidity	$1,481	$924	$300	$609

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.